Exhibit 99.1 news release

OvintivTM Provides Fourth Quarter and Full-Year 2020 Update

DENVER, January 4, 2021 – Ovintiv Inc. (NYSE: OVV) (TSX: OVV) today announced preliminary financial results and select operating metrics for its fourth quarter and fiscal year ended December 31, 2020.

Highlights:

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Reduced total long-term debt, including current portion, by $257 million in the fourth quarter. Ovintiv has been focused on debt reduction and has a plan to reduce total debt by at least $1 billion from the second half of 2020 through year-end 2021. As of year-end 2020, the Company is nearly halfway to achieving its year-end 2021 target.

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Delivered strong well performance, driving fourth quarter oil and condensate production of more than 210 thousand barrels per day (Mbbls/d), above guidance of 200 Mbbls/d; Fourth quarter total production was more than 550 thousand barrels of oil equivalent per day (MBOE/d).

•	Recorded full-year 2020 production of more than 540 MBOE/d.
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Maintained disciplined capital investment program. Full-year 2020 investments are expected to be ~$1.75 billion, less than guidance of $1.8 billion; Further capital efficiency gains achieved with fourth quarter average completed well costs approximately 25% lower than full-year 2019 averages; new pacesetter well costs attained in each of the three core plays.

Ovintiv CEO Doug Suttles said, "We finished 2020 with one of our best quarters, achieving outstanding financial and operating results that will likely be well ahead of consensus. 2020 was an incredibly challenging year but showed our strengths through a high-quality portfolio, industry-leading efficiencies and world class risk management. For the third consecutive year, we delivered meaningful free cash flow. We enter 2021 with high confidence in our ability to deliver on our $1 billion-plus debt reduction target while efficiently maintaining our scale.”

In 2021, the Company plans to invest approximately $1.5 billion to deliver average annual oil and condensate production of 200 Mbbls/d. This represents an estimated reinvestment rate of less than 70% of non-GAAP cash flow and more than $800 million of non-GAAP free cash flow at $45 WTI and $3 NYMEX natural gas. All excess cash flows will be allocated to debt reduction.

The Company plans to issue its full 2020 financial and operating results and 2021 guidance after market close on February 17, 2021. A conference call will be held on February 18, 2021 at 9 a.m. MT. In addition to the release, supplemental slides and financial statements will be available on the Company's website, located at www.ovintiv.com. To participate in the conference call, please dial 888-664-6383 (toll-free in North America) or 416-764-8650 (international) approximately 15 minutes prior to the call.

The live audio webcast of the 2020 fourth quarter and year-end conference call, including slides, will also be available on Ovintiv's website, under Investors/Presentations and Events, and will be archived for approximately 90 days.

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2021 Hedge Positions as at December 31, 2020

Oil & Condensate Hedges	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2021
Total Hedges Mbbls/d	135	95	80	80	97
Hedges ($/bbl)	$46.41	$47.11	$46.85	$46.54	$46.70
WTI Swaps Mbbls/d Swap Price ($/bbl)	40 $42.88	20 $44.08	20 $44.08	20 $44.08	25 $43.61
WTI 3-Way Options Mbbls/d Short Call ($/bbl) Long Put ($/bbl) Short Put ($/bbl)	80 $49.41 $40.11 $32.27	60 $50.08 $40.15 $31.37	45 $51.11 $39.68 $30.15	45 $51.11 $39.68 $30.15	57 $50.26 $39.95 $31.20
WTI Costless Collars Mbbls/d Short Call ($/bbl) Long Put ($/bbl)	15 $45.84 $35.00	15 $45.84 $35.00	15 $45.84 $35.00	15 $45.84 $35.00	15 $45.84 $35.00

Natural Gas Hedges	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2021
Total Hedges, MMcf/d	880	1,030	1,195	895	1,001
Total Hedges ($/Mcf)	$2.90	$2.88	$2.82	$2.83	$2.85
NYMEX Swaps MMcf/d Swap Price $/Mcf	-	-	165 $2.51	165 $2.51	83 $2.51
NYMEX 3-Way Options MMcf/d Short Call $/Mcf Long Put $/Mcf Short Put $/Mcf	880 $3.55 $2.90 $2.50	1,030 $3.37 $2.87 $2.50	1,030 $3.37 $2.87 $2.50	730 $3.35 $2.87 $2.49	917 $3.41 $2.88 $2.50

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Hedge Sensitivities for WTI Oil, ($ MM)

	WTI Oil Hedge Gains/Losses by Quarter
Period	$35	$40	$45	$50	$55
Q1 2021	$66	17	(8)	(40)	(97)
Q2 2021	$45	14	(2)	(21)	(60)
Q3 2021	$37	12	(2)	(17)	(49)
Q4 2021	$37	12	(2)	(17)	(49)
2021 Total	$185	55	(14)	(95)	(255)

Hedge Sensitivities for NYMEX Natural Gas, ($ MM)

	NYMEX Natural Gas Hedge Gains/Losses by Quarter
Period	$2.50	$2.75	$3.00	$3.25	$3.50
Q1 2021	$32	12	1	0	(9)
Q2 2021	$35	12	1	0	(13)
Q3 2021	$35	8	(7)	(12)	(29)
Q4 2021	$25	5	(7)	(12)	(25)
2021 Total	$127	37	(12)	(24)	(76)

Hedge sensitivity estimates based on Hedge positions as at 12/31/2020.  Does not include impact of other basis and other positions.

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About Ovintiv Inc.

Ovintiv is one of the largest producers of oil, condensate and natural gas in North America. The Company is committed to preserving its financial strength, maximizing profitability through disciplined capital investments and operational efficiencies and returning capital to shareholders. A talented team, in combination with a culture of innovation and efficiency, fuels Ovintiv’s economic performance, increases shareholder value and strengthens its commitment to sustainability in the communities where its employees live and work.

ADVISORY REGARDING NON-GAAP MEASURES – Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

•

Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets.

•	Non-GAAP Free Cash Flow is a non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains certain forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. FLS include: preliminary financial results and operating results in this press release, which are not final and could change; targeted debt reduction; 2021 outlook, including with respect to expected capital investments, reinvestment rate, free cash flow, production and pricing; and estimated hedging revenue and sensitivity to commodity prices. FLS involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially. These assumptions include expectations and projections made in light of the Company's historical experience. Risks and uncertainties include: suspension of or changes to guidance, and associated impact to production; ability to generate sufficient cash flow to meet obligations; commodity price volatility and impact to the Company's stock price and cash flows; ability to secure adequate transportation and potential curtailments of refinery operations, including resulting storage constraints or widening price differentials; discretion to declare and pay dividends, if any; business interruption, property and casualty losses or unexpected technical difficulties; impact of COVID-19 to the Company's operations, including maintaining ordinary staffing levels, securing operational inputs, executing on portions of its business and cyber-security risks associated with remote work; counterparty and credit risk; impact of changes in credit rating and access to liquidity, including costs thereof; risks in marketing operations; risks associated with technology; risks associated with decommissioning activities, including timing and costs thereof; and other risks and uncertainties as described in the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and as described from time to time in its other periodic filings as filed on EDGAR and SEDAR. Although the Company believes such FLS are reasonable, there can be no assurance they will prove to be correct. The above assumptions, risks and uncertainties are not exhaustive. FLS are made as of the date hereof and, except as required by law, the Company undertakes no obligation to update or revise any FLS.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (281) 210-5253

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